EXHIBIT 4.4



                            CREDIT FACILITY AGREEMENT
                            -------------------------




THIS AGREEMENT is made effective as of the 20th day of December, 2002

BETWEEN:

               VERB EXCHANGE INC., a company formed under the Canada Business Corporations Act and having a registered office located at 1600 - 609 Granville Street,
               Vancouver, British Columbia, V7Y 1C3

               (hereinafter referred to as the "Borrower")

                                                               OF THE FIRST PART

AND:

               MILLENNIUM VENTURES LTD., a company formed under the Company Act (British Columbia) and having a registered office located at 1600 - 609 Granville Street,
               Vancouver, British Columbia, V7Y 1C3

                  - and -

               LATTICE CAPITAL CORPORATION, a company formed under the Company Act (British Columbia) and having an office at 850 - 1095 West Pender Street, Vancouver, British
               Columbia, V6E 2M6

               (collectively, referred to as the "Lenders")

                                                              OF THE SECOND PART

AND:

               ANFIELD SUJIR KENNEDY & DURNO, a partnership formed under the Partnership Act (British Columbia) and having a registered office located at 1600 - 609 Granville Street, Vancouver, British Columbia, V7Y 1C3

               (hereinafter referred to as the "Depository")


                                                               OF THE THIRD PART


WHEREAS:

A. The Borrower requires a credit facility and the Lenders wish to provide a credit facility to the Borrower on the terms and conditions contained herein;

B. Anfield Sujir Kennedy & Durno (the "Depository") has agreed to act as the depository for the proposed credit facility, to receive funds from the Lenders and disburse same in accordance with the terms hereof;



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C.   The Depository is, with the knowledge and consent of the parties, acting as depository under this Agreement, for the sole benefit of the Lenders;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1.        INTERPRETATION
          --------------

1.1 Headings. The division of this Agreement into parts and the provision of headings therefor are for ease of reference only and shall not affect the construction or interpretation hereof.

1.2 References to Named Divisions. Unless otherwise specified, reference to Articles, Sections, Subsections or other named divisions refer to the specified Article, Section, Subsection or other named division of this Agreement.

1.3 References to Gender and Number. If the context requires, references to the masculine gender shall include the feminine gender and vice-versa; and references to the singular shall include the plural and vice-versa.

1.4 References to Persons. If the context requires, references to individuals shall include bodies corporate, partnerships, firms, unincorporated associations, trusts, governments and their agencies and instrumentalities and any other form of business or artificial entity whatsoever, and vice-versa.

1.5 Business Days. Any action or payment required or permitted to be taken or made hereunder on a day which is not a business day in Vancouver, British Columbia, may be taken or made on the first business day following.

 1.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The parties hereby agree to attorn to the jurisdiction of the courts of British Columbia in the event of any dispute hereunder.

1.7       Time of the Essence.  Time is of the essence of this Agreement.

2.        ESTABLISHMENT OF CREDIT FACILITY
          --------------------------------

2.1 Creation of Credit Facility. Subject to and in accordance with the terms and conditions of this Agreement, and subject to applicable regulatory approvals, the Lenders hereby agree to provide a credit facility (the "Credit Facility") to the Borrower, in the aggregate amount of $200,000.

2.2 Deposit of Funds with the Credit Facility. Each Lender shall immediately deposit $100,000 (the "Deposited Funds") with the Depository, to be held and disbursed by the Depository from time to time in accordance with the terms hereof.

2.3 Owner of Undisbursed Funds. The undisbursed monies held by the Depository pursuant hereto, whether delivered initially by the Lenders or subsequently delivered by or on behalf of the Borrower from time to time to repay the Credit Facility in accordance with the terms hereof, shall be the property of the Lenders.

 2.4 Interest on Undisbursed Funds. The interest earned on the monies held by the Depository pursuant hereto shall be paid to the Lenders at the end of each calendar month in proportion to the principal amount of the undisbursed funds in the Credit Facility attributable to each of them.


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2.5       Allocations. All disbursements from and payments received by the
Credit Facility shall be allocated pro rata amongst the Lenders, on the basis of:

     (a) in the case of disbursements from the Credit Facility, in proportion to the principal amount of the undisbursed funds in the Credit Facility attributable to each of them; and

     (b) in the case of payments received by the Credit Facility, in proportion to the principal amount of the monies advanced by the Credit Facility attributable to each of them.

3.        DISBURSEMENTS FROM CREDIT FACILITY
          ----------------------------------

3.1 Appointment of Nominee. The Lenders shall jointly appoint a mutually agreeable nominee, or a number of persons entitled to give direction to the Depository (the "Nominee"), to act on their behalf with respect to approving disbursements from the Credit Facility, and shall immediately inform the Depository of the identity of the Nominee.

3.2 Approval of Disbursements. The Borrower shall submit to the Nominee, with 48 hours notice, together with such additional information as the Nominee may request, written requisitions for advances under the Credit Facility, which advances are intended to be in accordance with the statement of cash flow appended to the Letter of Intent between the Borrower and the Lenders. Provided that the requisition is in accordance with the statement of cash flow, the Nominee shall provide a direction (which may be by e-mail) to the Depository identifying the payee, the payee's address and the amount to be paid, and thereafter the Depository shall prepare and issue the required cheques directly to the payee at the address specified, or to the account of the Borrower, for further disbursement in accordance with the requisition. For greater certainty, the Depository shall not be required to disburse funds from the Credit Facility except pursuant to a written direction executed by the Nominee, or executed by all of the Lenders. Any disbursement or advance that is not contemplated in the statement of cash flow shall be made at the sole discretion of the Nominee.

3.3 Direction to Depository. In order for the Depository to carry out its obligations under section 3.2, each of the Lenders hereby specifically authorizes and directs the Depository to make the stipulated payment or take the stipulated action as may be provided in any directions received from the Nominee.


4.        INTERIM REPAYMENTS TO CREDIT FACILITY
          -------------------------------------

4.1 Delivery by Borrower of Monies Received. The Borrower shall, and shall cause its subsidiary to, immediately deliver all monies that are received by it, other than funds which are to be held by the Borrower or its subsidiary in trust, from whatever source, to the Depository. Upon receipt of same, the Depository shall apply the amount received against the outstanding principal amount of the monies advanced (the "Outstanding Advance") by the Credit Facility. The Borrower acknowledges that it shall be required to comply with this section notwithstanding that the balance of the Credit Facility may be nil or in debit balance and notwithstanding the termination of the Letter of Intent, or if applicable, the Definitive Agreement contemplated herein, until such time as all amounts owing to the Lenders have been repaid in full.

5.        INTEREST AND FULL REPAYMENT DATE
          --------------------------------

5.1 Interest and Interest Payment Date. Interest shall accrue on the daily Outstanding Advance from time to time at a rate of 12% per annum, compounded monthly and not in advance. Such accrued interest shall become due and payable by the Borrower to the Lenders on the date that the Outstanding Advance is due and payable, as set out in section 5.2.


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5.2       Date for Full Repayment of Credit Facility. The Borrower shall make full repayment of the entire amount outstanding and all interest and other amounts owing hereunder, pursuant to section 7 below, or:

          (i) if the Letter of Intent, or if applicable, the Definitive Agreement contemplated therein, is terminated by the Lenders, for any reason, within 120 days of such termination, or

          (ii) if the Letter of Intent, or if applicable, the Definitive Agreement contemplated therein, is terminated by the Borrower, immediately.

Upon such repayment this Agreement shall be terminated.

5.3 Return of Deposited Amount. Each Lender acknowledges and agrees that, except as provided for herein, the amount advanced by each is being advanced irrevocably to the Depository. Each Lender acknowledges and agrees that it will only be returned its pro rata portion of the Deposited Funds, together with any pro rata interest accrued thereon, at such time as they are repaid by the Borrower.

6.        GRANT OF SECURITY INTEREST
          --------------------------

6.1 Grant of Security Interest. As continuing collateral security (the "Security Interest") for the repayment the Outstanding Advance as it may be from time to time and the repayment of all interest and other moneys payable pursuant to this Agreement, the Borrower and its wholly-owned operating subsidiary, Verb Exchange (Management) Inc. (the "Subsidiary"), shall execute and deliver to the Lenders such documents as may be necessary to secure a first charge over all of the assets of the Borrower and the Subsidiary, including but not limited to:

     (a)  a general security agreement between the Borrower and the Lenders;

     (b) a guarantee and security agreement between the Subsidiary and the Lenders; and

     (c) all such subordination agreements as may be required with existing secured creditors of the Borrower in order to effect the first charge herein granted.


6.2 License. Effective on the first advance under the Credit Facility, Verb and the subsidiary agree to grant the Lenders a perpetual license to any and all technology and any trademarks, trade names, copyright, etc. utilized by Verb or the subsidiary, and on demand, agree to deliver copies of all applicable source code, etc. to permit the Lenders to utilize the technology. The Lenders agree that they shall not utilize the technology for any commercial or other purpose unless there is Default under this Agreement, as defined below.

 7.       EVENTS OF DEFAULT
          -----------------

7.1 Events of Default. Notwithstanding the provisions of Article 5, the Outstanding Advance and all interest and other moneys payable pursuant to this Agreement shall become due and payable, and the Security Interest shall become immediately enforceable (each such event constituting a "Default"):

     (a) if the Borrower is in material default of any of the covenants or conditions on its part to be performed or observed herein and the Borrower has not cured same within 10 days written notice of such Default by a Lender;


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     (b)  if the Borrower or the Subsidiary is in material default of any other commercial loan agreement to which it is a party and the creditor thereof shall have commenced or given written notice of its intention to commence enforcement proceedings, or shall have validly appointed a receiver over or have otherwise seized the property of the Borrower or the Subsidiary, or shall have obtained a judgment against the Borrower or the Subsidiary;

     (c) if the Borrower or the Subsidiary becomes insolvent or bankrupt, or goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, or makes a general assignment for the benefit of its creditors or otherwise acknowledges itself insolvent, provided that if an involuntary filing is made against the Borrower, such will not be considered a Default until such time as a determination of insolvency is made by an order of a court of competent jurisdiction;

     (d) if the Borrower or the Subsidiary removes any material part of its business, property or assets out of the Province of British Columbia;

     (e) if the Borrower or the Subsidiary abandons any material part of its business, property or assets, or ceases or threatens to cease to carry on its business, or commits or threatens to commit any act of bankruptcy;

     (f) if any execution, sequestration, extent or any other process of any court becomes enforceable against the Borrower or the Subsidiary, or if a distress or analogous process is levied on the property or assets of the Borrower or the Subsidiary and such execution sequestration, extent, distress or analogous process remains unsatisfied for a period of 10 days; or

     (g) if the Borrower or the Subsidiary shall permit any amount which the Borrower or Subsidiary, as applicable, has admitted is due or not disputed by it to be due, and which forms or is capable of being made a charge on any of the property or assets subject to the mortgages and charges secured by the Security Interest in priority to or pari passu with such mortgages and charges, to remain unpaid for 10 days after such amount is due.

7.2 Remedies on Default. Upon the occurrence of a Default and the expiry of any rectification period for same, the Lenders may do any of the following:

     (a) demand the immediate repayment of the whole of the Outstanding Advance and all interest and other moneys payable pursuant to this Agreement;

     (b) institute legal proceedings for the recovery of the whole or any portion of the amounts described in subparagraph (a) above;

     (c) assert and enforce any right or privilege provided under the Security Interest or the documents and instruments governing or evidencing same; and

     (d)  take such other steps as may be allowed to the Lenders by law,

and the taking of any judgment or judgments or any other action or dealing whatsoever by the Lenders in respect of the Security Interest shall not operate as a merger of any indebtedness or liability of the Borrower to the Lenders or in any way suspend payment or affect or prejudice the rights, remedies or powers, legal or equitable, which the Lenders may have in connection with the such indebtedness or liabilities, and the surrender, cancellation or any other dealings with the Security Interest shall not release or affect the liability of the Borrower hereunder or any other security interest which the Lenders may have against the Borrower.


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8.        MATTERS RELATING TO THE DEPOSITORY
          ----------------------------------

8.1 Resignation and Replacement. The Depository may resign and be discharged from all duties and obligations hereunder after giving one month's notice in writing to the other parties hereto. Following any resignation of the Depository, a successor depository shall be forthwith appointed by the Nominee with the consent of the Lenders or, failing such appointment within 10 days of such resignation, by the Supreme Court of British Columbia upon the application of the resigning Depository at the expense of the Lenders. Upon such appointment, the successor depository shall be vested with the same powers, rights and privileges, and be charged with the same duties, trusts and responsibilities, as are herein expressed to be vested in or charged on the Depository.

8.2 Accounting. The Depository shall maintain accurate books, records and accounts of the transactions effected or controlled by the Depository hereunder, and the receipt, investment, reinvestment and disbursement of the Deposited Funds, and shall provide to the Nominee records and statements thereof periodically upon request.

8.3 Standard of Care. In the exercise and discharge of its rights and duties hereunder, the Depository shall act honestly and in good faith with a view to the best interests of the Lenders and shall exercise that degree of care, diligence and skill that a reasonably prudent Depository would exercise in comparable circumstances. The Depository shall not be relieved from liability for its own gross negligence, wilful misconduct or fraud.

8.4 Use of Experts, etc. The Depository shall be entitled to take legal or other advice and employ such assistance as in its judgment, acting reasonably, may be necessary for the proper discharge of its duties and, if acting in good faith and provided it is reasonably diligent in choosing the advisor or expert, may act and rely upon the opinion, information or advice of counsel or any other independent expert or advisor retained by it and shall not be responsible for any loss resulting from any action or inaction taken in good faith in reliance upon such opinion, information or advice.

8.5 Indemnity. Without limiting any protection or indemnity of the Depository under any other provision hereof, or otherwise at law, the Lenders hereby agree to indemnify and hold harmless the Depository from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Depository in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence, wilful misconduct or fraud of the Depository. This provision shall survive the resignation or removal of the Depository and the termination of this Agreement. The Depository shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the Lenders shall, so often as required, furnish the Depository with satisfactory indemnity and funding against such expense or liability.

8.6 Exclusion of Liability. The Depository will disburse monies according to this Agreement only to the extent that monies have been deposited with it. The Depository shall be protected upon any written notice, request, consent, waiver, certificate, receipt, statutory declaration or other paper or document furnished to it, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be. The Depository shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the

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parties hereto and if its duties herein are affected, unless it shall have given its prior written consent thereto. The duties and obligations of the Depository shall be determined solely by the provisions hereof and, accordingly, the Depository shall not be responsible except for the performance of such duties and obligations as it has expressly undertaken herein. The Depository shall not be responsible as custodian except for its duties of receiving, holding and disbursing the Deposited Funds pursuant to the terms and conditions of this Agreement. The Depository shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own gross negligence, wilful misconduct or fraud. In the event of any disagreement arising regarding the terms of this Agreement, the Depository shall be entitled at its option to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement amongst the various parties or by a court of competent jurisdiction.

8.7 Payments by Depository. The forwarding of a cheque by the Depository shall be deemed to satisfy and discharge the liability for any amounts due to the extent of the sum or sums represented thereby (plus the amount of any tax deducted or withheld as required by law) unless such cheque is not honored on presentation; always provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Depository, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, will issue to such payee a replacement cheque for the amount of such cheque.

9.        COSTS AND EXPENSES
          ------------------

9.1 Costs of Enforcement. The Borrower shall pay to the Lenders forthwith upon demand all costs, charges and expenses (including legal fees and disbursements on a solicitor and client basis) of or incurred by the Lenders in connection with the recovery of funds or enforcement of payment of any amount owing to the Lenders under this Agreement, the Security Interest or the documents and instruments governing or evidencing same, including all costs, charges and expenses in connection with the enforcement of any security, all together with interest thereon at the rate set out in section 5.1 from and including the date on which that cost, charge or expense was uncured to and including the date of payment.

10.       MISCELLANEOUS
          -------------

10.1 Notices. Any notice or other communication hereunder shall be given in writing and either delivered, telecopied or mailed by prepaid registered post to the party to receive such notice at the address or telecopy number indicated below:

     (a)  if to Verb Exchange Inc., at

          Suite 908 - 1055 Dunsmuir Street, Vancouver, British Columbia V7X 1L2 Facsimile No. (604) 685-8366

          Attention:  Mr. David Ebert

     (b)  if to Millennium Ventures Ltd., at

          Unit 15, 8456 - 129A Street, Surrey, British Columbia V3W 1A2 Facsimile No. (604) 592-0600

          Attention:  Mr. Scott Ackerman


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     (c)  if to Lattice Capital Corporation, at

          10571 Pamberton Street, Richmond, British Columbia
          Facsimile No. (604) 685-8366

          Attention: Mr. Richard Simmonds

     (d)  if to the Depository, at

          1600 - 609 Granville Street, Vancouver, British Columbia V7Y 1C3 Facsimile No. (604) 669-3877

          Attention:  Mr. Jeff Durno

and shall be deemed to have been given on the date of delivery if delivered, on the business day following the date of transmission if telecopied with confirmation of receipt, and on the fourth business day after mailing if sent by prepaid registered post (excluding all days when normal mail service is interrupted).

10.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein.

10.3 Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

10.4 Amendments. This Agreement may only be amended, varied or supplemented by written agreement executed by all parties hereto.

10.5 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

10.6 No Waiver, etc. No act, omission, delay, acquiescence or course of conduct on the part of any party, other than a specific written instrument, shall constitute a waiver of or consent to any breach or default by any other party hereto, or affect or limit the right of any party to insist on strict or timely performance of the obligations of any other party.

10.7 Assignment and Enurement. This Agreement may not be assigned by any party without the consent in writing of the other parties. This Agreement shall enure to and bind the parties and their lawful successors and permitted assigns.

10.8 Execution in Counterpart. This Agreement may be executed in any number of counterparts, and by facsimile, each of which shall be deemed to be an original, which taken together shall form one and the same agreement.



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IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                                       VERB EXCHANGE INC.


                                       Per:
                                             -----------------------------------
                                             Authorized Signatory



                                       MILLENNIUM VENTURES LTD.


                                       Per:
                                             -----------------------------------
                                             Authorized Signatory



                                       LATTICE CAPITAL CORPORATION


                                       Per:
                                             -----------------------------------
                                             Authorized Signatory



                                       ANFIELD SUJIR KENNEDY & DURNO


                                       Per:
                                             -----------------------------------
                                             Authorized Signatory